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                                                                  EXHIBIT 10.20

                                SECURED TERM NOTE
                             PARTIALLY NON-RECOURSE
                                 (Anil Singhal)

US$1,100,000.00                                            Date:  June 28, 1996


          FOR VALUE RECEIVED, the undersigned (the "MAKER") hereby promises to pay to Frontier Software Development, Inc., a Delaware corporation, ("FRONTIER") at Frontier's principal office in Massachusetts on or before May 31, 2001 the sum of ONE MILLION ONE HUNDRED THOUSAND DOLLARS AND NO CENTS (US$1,100,000.00) with interest from the date hereof on the principal amount hereof from time to time unpaid at the rate of six and forty eight one hundredths percent (6.48%) per annum compounded semi-annually. Accrued interest hereon shall be payable annually on the anniversary date of this Note.

          The principal amount of this Note may be prepaid in whole or from time to time in part without premium or penalty of any type whatsoever.

          The obligations represented by this Note are secured by shares of Voting Common Stock of Frontier pledged to Frontier pursuant to a Stock Pledge Agreement dated as of June 28, 1996 (the "STOCK PLEDGE AGREEMENT"). With respect to amounts other than interest, the holder of this Note shall have no recourse to any of the assets of the Maker other than the shares of stock pledged pursuant to the Stock Pledge Agreement and each holder of this Note shall look solely to such shares for payment of such amounts. This Note shall be a full recourse note with respect to interest accrued and owing hereunder.

          The undersigned hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment, or forbearance or other indulgence without notice.

          This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

WITNESS                                                MAKER:


/s/ Charles Tillett                                    /s/ Anil Singhal
----------------------------                              ----------------------
Print Name:  Charles Tillett                               Anil Singhal